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                                                                    EXHIBIT 11.1

Exhibit 11.1 -- Computation of pro forma net loss per common share for the year ended December 31, 1996 (in thousands, except per share data)


                                                                                                    Pro Forma
                                                                                Pro Forma          As Adjusted
                                                                                ---------          -----------

Pro forma net income (loss)...................................................   $(56)               $   190
                                                                                =====                =======

Number of shares outstanding after the Exchange ..............................  8,929                  8,929

Number of shares issued pursuant to the Offering .............................                         3,000

Employee stock options granted under the 1997 Incentive Plan .................    644                    644

Shares assumed to be repurchased under the treasury stock method:
        $3,220,485 (1)/$10.50 Per share (2) ..................................   (307)                  (307)
                                                                                -----                -------

Pro forma weighted average number of common shares outstanding ...............  9,266                 12,266
                                                                                =====                =======

Pro forma net income (loss) per common share ................................. $ 0.00                $  0.02
                                                                               ======                =======

Notes:
------

(1)-- Calculated by multiplying employee stock options granted under the 1997 Incentive Plan (644,097) by their exercise price ($5.00).

(2)--     Assumed initial public offering price.